Exhibit 99

VIACOM REPORTS SECOND QUARTER 2008 RESULTS

•	Revenues Increased 21% to $3.86 Billion with Media Networks Up 11% and Filmed Entertainment Up 35%

•	Operating Income Grew Double Digits

•	Net Earnings from Continuing Operations Grew 10% and Diluted EPS from Continuing Operations of $0.64 Rose 19% versus the Prior Year’s Adjusted Results

New York, New York, July 29, 2008 — Viacom Inc. (NYSE: VIA and VIA.B) today reported financial results for the second quarter ended June 30, 2008.

Second Quarter 2008 Results

	Quarter Ended June 30,		B/(W)	Six Months Ended June 30,		B/(W)
(in millions, except per share amounts)	2008	2007	2008 vs. 2007	2008	2007	2008 vs. 2007
Revenues	$3,857	$3,186	21%	$6,974	$5,904	18%
Operating income	792	702	13%	1,359	1,143	19%
Net earnings from continuing operations	406	433	(6)%	676	635	6%
Diluted EPS from continuing operations	0.64	0.63	2%	1.06	0.92	15%
Net earnings	407	434	(6)%	677	637	6%
Diluted EPS	$0.65	$0.63	3%	$1.07	$0.92	16%

Revenues grew 21% to $3.86 billion in the second quarter 2008 led by a 35% increase in Filmed Entertainment revenues. Operating income increased 13% versus a year ago to $792 million, or 11% over the prior year’s adjusted results. Net earnings from continuing operations declined 6% to $406 million with diluted earnings per share (EPS) of $0.64, which compares with second quarter 2007 results that include the net impact of the gain on the sale of MTV Russia and restructuring and impairment charges. Net earnings from continuing operations rose 10% and diluted EPS from continuing operations grew 19% to $0.64 compared with the adjusted second quarter 2007 results. Adjustments are detailed in the Supplemental Disclosures at the end of this release.

Sumner M. Redstone, Executive Chairman of Viacom, said, “The strength of our brands, the breadth of our portfolio and the proactive measures of our management team have helped Viacom deliver solid results overall in the second quarter. Viacom has a strong financial position and we continue to build value for shareholders through our ongoing share repurchase program.”

Philippe Dauman, President and Chief Executive Officer of Viacom, said, “Viacom delivered strong top and bottom line results in the second quarter despite the challenges of a weakening economy and its impact on advertiser spending. The advantages of our growing multiple revenue streams were evident in the quarter, as we delivered double-digit growth in both our affiliate and ancillary revenues, led by the top-selling Rock Band music video game. We are just beginning to develop this new franchise, which already has the largest music catalog of any music video game and 18 million songs downloaded since launch. The recently announced Rock Band™ 2 will build on this success and should produce meaningful bottom-line results next year.

“Paramount continues to excel at the box office, generating $1 billion in both domestic and international receipts in record time this year and delivering significantly higher operating income. Driving Filmed Entertainment results in the quarter were such global hits as Indiana Jones and the Kingdom of the Crystal Skull, DreamWorks Animation’s Kung Fu Panda and the latest new franchise released by Paramount, Iron Man. Looking ahead, with a robust slate of films scheduled for release and in development, Paramount is poised for continued long-term growth.

“We will continue to take appropriate steps to adjust our cost structure while maintaining our investment in new programming that will drive future revenue growth. As a result of these efforts, we will be extremely well positioned to capitalize on the opportunities that will emerge as economic conditions improve.”

Revenues

Revenues	Quarter Ended June 30,		B/(W)	Six Months Ended June 30,		B/(W)
(in millions)	2008	2007	2008 vs. 2007	2008	2007	2008 vs. 2007
Media Networks	$2,136	$1,922	11%	$4,153	$3,655	14%
Filmed Entertainment	1,771	1,311	35%	2,917	2,335	25%
Eliminations	(50)	(47)	N/M	(96)	(86)	N/M

Total revenues	$3,857	$3,186	21%	$6,974	$5,904	18%

N/M = Not Meaningful

Second Quarter 2008 revenues of $3.86 billion grew 21% from $3.19 billion in 2007. Media Networks revenues increased 11% to $2.14 billion led by worldwide ancillary revenue growth of 62% to $307 million, primarily driven by strong sales of Rock Band. Worldwide affiliate revenues increased 12% to $656 million. Worldwide advertising revenues grew 2% to $1.17 billion and domestic advertising revenues increased 1%, reflecting the impact of softness in the overall domestic ad market. Filmed Entertainment revenues grew 35% to $1.77 billion in the quarter driven by an 84% increase in theatrical revenues. This growth was primarily due to the box office success of Marvel’s Iron Man, Indiana Jones and the Kingdom of the Crystal Skull and DreamWorks Animation’s Kung Fu Panda. Home entertainment revenues grew by 12% due to higher third-party distribution revenues and increased revenues from catalog titles, driven by the reissue of the first three Indiana Jones films. Television license fees rose 4% and ancillary revenues grew 35%, primarily due to an increase in licensing and merchandising revenues from Transformers.

Operating Income

Operating Income	Quarter Ended June 30,		B/(W)	Six Months Ended June 30,		B/(W)
(in millions)	2008	2007	2008 vs. 2007	2008	2007	2008 vs. 2007
Media Networks	$765	$735	4%	$1,459	$1,336	9%
Filmed Entertainment	86	22	291%	23	(86)	N/M
Corporate	(59)	(55)	(7)%	(123)	(109)	(13)%
Eliminations	—	—	—	—	2	N/M

Total operating income	$792	$702	13%	$1,359	$1,143	19%

N/M = Not Meaningful

Second Quarter 2008 operating income increased 13% to $792 million versus $702 million in the second quarter of 2007. Media Networks operating income grew 4% to $765 million, including a one-percentage point benefit related to prior year restructuring charges. Operating income was impacted by higher expenses in the current quarter, principally related to distribution and marketing costs for Rock Band and programming amortization costs.

Operating income for the Filmed Entertainment segment increased $64 million to $86 million in the second quarter due to the success of Iron Man as well as the mix and timing of theatrical releases.

Second Quarter 2008 net earnings of $407 million decreased $27 million, or 6% from 2007 reported results, which included the impact of the gain on the sale of MTV Russia. Diluted earnings per share for the quarter were $0.65, a 3% increase over reported EPS of $0.63 in the second quarter of 2007. Diluted EPS from continuing operations were up 19% over the prior year’s adjusted results, reflecting operating income growth, a lower effective tax rate and fewer shares outstanding pursuant to the Company’s stock repurchase program.

Business Outlook

For the three-year period from 2008 through 2010, Viacom expects to deliver low double-digit annual growth in diluted earnings per share from continuing operations. This outlook is based on adjusted earnings and reflects growth from 2007 adjusted diluted earnings per share from continuing operations of $2.36.

Stock Repurchase Program

For the quarter ended June 30, 2008, 12.2 million shares were repurchased for an aggregate purchase price of $446 million. As of July 28, 2008, the Company has $1.6 billion remaining in its existing $4 billion share repurchase program.

Debt

At June 30, 2008, total debt outstanding, including capital lease obligations, increased to $9.24 billion, compared with $8.25 billion at December 31, 2007.

About Viacom

Viacom, consisting of BET Networks, MTV Networks and Paramount Pictures, is the world’s leading entertainment content company. It engages audiences on television, motion picture and digital platforms through many of the world’s best known entertainment brands, including MTV, VH1, CMT, Logo, Rock Band, Nickelodeon, Noggin, Nick at Nite, AddictingGames, Neopets, COMEDY CENTRAL, Spike TV, TV Land, Atom, Gametrailers, BET, Paramount Pictures, DreamWorks Pictures and Paramount Vantage. Viacom’s global reach includes approximately 160 channels and 340 online properties in 160 countries and territories.

For more information about Viacom and its businesses, visit www.viacom.com.

Cautionary Statement Concerning Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements, including Business Outlook, which are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect the Company’s current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause actual results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: advertising market conditions; the public acceptance of and ratings for the Company’s feature films, programs, digital services and other content, as well as related advertisements; competition for advertising dollars; technological developments and their effect in the Company’s markets and on consumer behavior; fluctuations in the Company’s results due to the timing, mix and availability of the Company’s programming, films and other content; changes in the Federal communications laws and regulations; the impact of piracy; the impact of increased scale in parties involved in the distribution and aggregation of the Company’s products and program services to consumers and advertisers; the impact of union activity; other domestic and global economic, business, competitive and/or regulatory factors affecting the Company’s businesses generally; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission, including but not limited to the Company’s 2007 Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and the Company does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts

Press:	Investors:

Carl Folta	James Bombassei
Executive Vice President, Corporate Communications	Senior Vice President, Investor Relations
(212) 258-6352	(212) 258-6377
carl.folta@viacom.com	james.bombassei@viacom.com

Kelly McAndrew	Pamela Yi
Vice President, Corporate Communications	Director, Investor Relations
(212) 846-7455 kelly.mcandrew@viacom.com	(212) 846-7581 pamela.yi@viacom.com

VIACOM INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
(in millions, except earnings per share amounts)	2008	2007	2008	2007
Revenues	$3,857	$3,186	$6,974	$5,904
Expenses:
Operating	2,238	1,766	4,047	3,327
Selling, general and administrative	730	620	1,379	1,240
Depreciation and amortization	97	98	189	194

Total expenses	3,065	2,484	5,615	4,761

Operating income	792	702	1,359	1,143
Interest expense, net	(123)	(114)	(240)	(225)
Gain on sale of equity investment	—	151	—	151
Equity in (losses) earnings of investee companies	(10)	9	(16)	13
Other items, net	(12)	(42)	(15)	(45)

Earnings from continuing operations before provision for income taxes and minority interest	647	706	1,088	1,037
Provision for income taxes	(237)	(268)	(404)	(394)
Minority interest, net of tax	(4)	(5)	(8)	(8)

Net earnings from continuing operations	406	433	676	635
Discontinued operations, net of tax	1	1	1	2

Net earnings	$407	$434	$677	$637

Basic earnings per common share:
Earnings per share, continuing operations	$0.65	$0.63	$1.07	$0.92
Earnings per share, discontinued operations	$—	$—	$—	$—
Net earnings per share	$0.65	$0.63	$1.07	$0.92

Diluted earnings per common share:
Earnings per share, continuing operations	$0.64	$0.63	$1.06	$0.92
Earnings per share, discontinued operations	$0.01	$—	$0.01	$—
Net earnings per share	$0.65	$0.63	$1.07	$0.92

Weighted average number of common shares outstanding:
Basic	629.2	686.4	634.4	689.3
Diluted	630.1	687.8	635.5	690.9

VIACOM INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2008	December 31, 2007
(in millions, except par value)
ASSETS
Current assets:
Cash and cash equivalents	$737	$920
Receivables (includes retained interests in securitizations)	2,135	2,617
Inventory	891	727
Deferred tax assets, net	249	248
Prepaid and other assets	353	321

Total current assets	4,365	4,833

Property and equipment, net	1,253	1,196
Inventory	4,442	4,108
Goodwill	11,399	11,375
Intangibles, net	745	684
Other assets	684	708

Total assets	$22,888	$22,904

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$256	$497
Accrued expenses	1,319	1,563
Participants’ share and residuals	1,299	1,545
Program rights obligations	395	370
Deferred revenue	357	406
Financing obligations	171	187
Other liabilities	625	705

Total current liabilities	4,422	5,273

Financing obligations	9,072	8,059
Participants’ share and residuals	303	285
Program rights obligations	539	533
Deferred tax liabilities, net	62	105
Other liabilities	1,452	1,501
Minority interests	44	37
Commitments and contingencies
Stockholders’ equity:
Class A Common stock, par value $0.001, 375.0 authorized; 57.4 and 57.4 outstanding, respectively	—	—
Class B Common stock, par value $0.001, 5,000.0 authorized; 565.4 and 587.4 outstanding, respectively	1	1
Additional paid-in capital	8,123	8,079
Treasury stock	(5,362)	(4,502)
Retained earnings	4,084	3,407
Accumulated other comprehensive income	148	126

Total stockholders’ equity	6,994	7,111

Total liabilities and stockholders’ equity	$22,888	$22,904

VIACOM INC.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

The following tables reconcile the Company’s results for the six months ended June 30, 2008 and the quarter and six months ended June 30, 2007 to adjusted results that exclude the impact of impairments of minority investments, Media Networks restructuring activities and a realized gain on the sale of the Company’s non-controlling investment in MTV Russia. The Company uses adjusted operating income, adjusted net earnings and adjusted diluted EPS among other things, to evaluate the Company’s operating performance in the absence of these items and for planning and forecasting of future periods. The Company believes that the adjusted results provide relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, improves their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies. Since adjusted operating income, adjusted net earnings and adjusted diluted EPS are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for operating income, net earnings and diluted EPS as indicators of operating performance and they may not be comparable to similarly titled measures employed by other companies.

Quarter Ended June 30, 2008
No adjustments to reported results.

	Six Months Ended June 30, 2008
(in millions, except per share amounts)	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations(2)	Diluted EPS from Continuing Operations
Reported results	$1,359	$1,088	$676	$1.06
Adjustments:
Impairment of investment(3)	—	12	12	0.02

Adjusted results	$1,359	$1,100	$688	$1.08

	Quarter Ended June 30, 2007
(in millions, except per share amounts)	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations(2)	Diluted EPS from Continuing Operations
Reported results	$702	$706	$433	$0.63
Adjustments:
Media Networks restructuring activities(4)	11	11	8	0.01
Gain on sale of equity investment(5)	—	(151)	(94)	(0.13)
Impairment of investment(6)	—	36	22	0.03

Adjusted results	$713	$602	$369	$0.54

	Six Months Ended June 30, 2007
(in millions, except per share amounts)	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations(2)	Diluted EPS from Continuing Operations
Reported results	$1,143	$1,037	$635	$0.92
Adjustments:
Media Networks restructuring activities(4)	67	67	42	0.06
Gain on sale of equity investment(5)	—	(151)	(94)	(0.13)
Impairment of investment(6)	—	36	22	0.03

Adjusted results	$1,210	$989	$605	$0.88

(1)	Pre-tax earnings represent earnings from continuing operations before provision for income taxes and minority interest.
(2)	The tax impact of adjustments has been calculated where appropriate using the applicable rates in effect for the period presented.
(3)	2008 adjusted results for the six months ended June 30, 2008 exclude a $12 million non-cash impairment of an investment in which the Company holds a minority interest.
(4)	2007 adjusted results exclude $11 million and $67 million, respectively, of expenses related to Media Networks restructuring charges, principally severance, affecting MTV Networks domestic and international operations for the quarter and six months ended June 30, 2007.
(5)	The Company sold its non-controlling investment in MTV Russia for $191 million and recognized a pre-tax gain of $151 million.
(6)	The Company recorded a pre-tax non-cash impairment charge of $36 million to write off its investment in Amp’d Mobile which filed for bankruptcy.

The Company’s business outlook is based on 2007 adjusted diluted earnings per share from continuing operations of $2.36. The following table reconciles the Company’s results for the full year ended December 31, 2007 to the adjusted results that exclude the impact of restructuring activities, the realized gain on the sale of the Company’s non-controlling interest in MTV Russia, an impairment charge associated with the write-down of Amp’d Mobile and net discrete tax benefits.

	Year Ended December 31, 2007
(in millions, except per share amounts)	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations(2)	Diluted EPS from Continuing Operations
Reported results	$2,936	$2,580	$1,630	$2.41
Adjustments:
Media Networks restructuring activities(3)	77	77	49	0.07
Gain on sale of equity investment(4)	—	(151)	(95)	(0.14)
Impairment of investment(5)	—	36	23	0.04
Discrete tax benefits (6)	—	—	(15)	(0.02)

Adjusted results	$3,013	$2,542	$1,592	$2.36

(1)	Pre-tax earnings represent earnings from continuing operations before provision for income taxes and minority interest.
(2)	The tax impact of adjustments has been calculated where appropriate using the applicable rates in effect for the period presented.
(3)	2007 adjusted results exclude $77 million of expenses related to Media Networks restructuring charges, principally severance, affecting MTV Networks domestic and international operations.
(4)	The Company sold its non-controlling investment in MTV Russia for $191 million and recognized a pre-tax gain of $151 million.
(5)	The Company recorded a pre-tax non-cash impairment charge of $36 million to write off its investment in Amp’d Mobile which filed for bankruptcy.
(6)	2007 adjusted results exclude net discrete tax benefits of $15 million, which were principally the result of audit settlements related to prior period tax returns.